Exhibit 31.3

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, James H. Dennedy, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Agilysys, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with
Dated: July 29, 2015

By:	/s/James H. Dennedy
James H. Dennedy
President and Chief Executive Officer